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                                                            EXHIBIT 99.05C

Important: A Bankruptcy case has not been commenced as of the date of this document.

                         KOLL REAL ESTATE GROUP, INC.
                               MASTER BALLOT
                         FOR ACCEPTING OR REJECTING
          THE PLAN OF REORGANIZATION OF KOLL REAL ESTATE GROUP, INC.
                CLASS 7: INTERESTS OF HOLDERS OF PREFERRED STOCK

             THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS
              5:00 P.M. _______, JUNE __, 1997, UNLESS EXTENDED


This Master Ballot is submitted to you to solicit and obtain the vote of the beneficial owners of the securities described below to accept or reject the Prepackaged Plan of Reorganization (the "Prepackaged Plan") of Koll Real Estate Group, Inc. (the "Company") referred to in the accompanying Proxy Statement/Prospectus and Disclosure Statement, dated ________, 1997 (the "Prospectus"). The Prepackaged Plan could be filed in connection with a case to be commenced in the future by the Company under chapter 11 of the Bankruptcy Code. At this time, the Company has not commenced a chapter 11 case. If sufficient votes are received accepting the Prepackaged Plan, the Corporation may commence a chapter 11 case and seek to have the Prepackaged Plan confirmed by the Bankruptcy Court; however, the Company expressly reserves the right, in its sole and absolute discretion, to not commence such a chapter 11 case, even if it receives sufficient votes accepting the Prepackaged Plan.



PLEASE READ THE VOTING INFORMATION AND INSTRUCTIONS ON THE REVERSE SIDE BEFORE COMPLETING THIS MASTER BALLOT.


     Item 1. Tabulation of Beneficial Owner Class 7 Voting. The undersigned certifies that ________ beneficial owners of shares of Series A Convertible Redeemable Preferred Stock (the "Preferred Stock") have delivered ballots to the undersigned voting Class 5 claims to ACCEPT the Prepackaged Plan.



     The undersigned certifies that ________ beneficial owners of ________ shares of Preferred Stock have delivered ballots to the undersigned voting Class 7 claims to REJECT the Prepackaged Plan.


     Item 2. Class 7 Beneficial Owner Information. The undersigned certifies that listed below (or attached hereto) is a true and accurate schedule of the beneficial owners of Preferred Stock, that have delivered ballots to the undersigned voting Class 7 claims to accept or reject the Plan.

(Please complete the following table or attach the information requested by this Item 2 in the following format.)

Your Customer Account Number(s)    Number of Shares
  for Each Beneficial Owner         Preferred Stock       To Accept    To Reject
______________________________    ____________________    _________    _________

 1.___________________________    ____________________    _________    _________
 2.___________________________    ____________________    _________    _________
 3.___________________________    ____________________    _________    _________
 4.___________________________    ____________________    _________    _________
 5.___________________________    ____________________    _________    _________
 6.___________________________    ____________________    _________    _________
 7.___________________________    ____________________    _________    _________
 8.___________________________    ____________________    _________    _________
 9.___________________________    ____________________    _________    _________
10.___________________________    ____________________    _________    _________

    Item 3. The undersigned certifies that the undersigned is an agent of the registered owner with full power and authority to execute this document in its own name or through a position held at a securities depository of the Class A Common Stock set forth in Item 1. The undersigned further certifies that none of the Class 7 accounts identified in Item 2 above have previously been voted by any other Master Ballot, except to the extent provided in Item 5 of the Voting information and instructions on the reverse side hereof, submitted by the undersigned. The undersigned also acknowledges the terms and conditions set forth in the Prospectus.

DATED:

________________________________        _______________________________________
(Print or type name)                    (If by Authorized Agent, Name and Title)

________________________________        _______________________________________
(Signature)                             Address: (Street)

________________________________        _______________________________________
(Name of broker, bank or other nominee) Address: (City, State, Zip Code)

Return this Master Ballot before June __, 1997 to:
CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

BY HAND DELIVERY OR OVERNIGHT COURIER:    BY MAIL:                                  FACSIMILE
TRANSMISSION:
ChaseMellon Shareholder Services, L.L.C.  ChaseMellon Shareholder Services, L.L.C.  210/329-8936
Reorganization Department                 Reorganization Department                 To Confirm by Phone:
120 Broadway, 13th Floor                  P.O. Box 3301                             201/296-4209
New York, NY 10271                        South Hackensack, NJ 07606                201/296-4381


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                      VOTING INFORMATION AND INSTRUCTIONS
                       FOR COMPLETING THE MASTER BALLOT

1. The Master Ballot is to be used by brokerage firms, banks or proxy intermediaries for summarizing votes cast by beneficial owners of the securities in Class 7 to accept or reject the Plan.

2. Master Ballots must be received by ChaseMellon Shareholder Services,
   L.L.C., at the addresses and facsimile number indicated on the front of this Master Ballot, the voting agent (the "Voting Agent"), by 5:00 p.m. Eastern Time on June __, 1997 (the "Voting Deadline"). Master Ballots may also be returned to the Voting Agent prior to the Voting Deadline by overnight mail service, courier or facsimile transmission, please send the original hard copy by overnight mail to ChaseMellon Shareholder Services. Master Ballots not received by the Voting Deadline will not be counted.


3. The Master Ballot is not a letter of transmittal and may not be used for any purpose other than to transmit votes to accept or reject the Prepackaged Plan. HOLDERS SHOULD NOT SURRENDER CERTIFICATES REPRESENTING THEIR SECURITIES AT THIS TIME, AND NEITHER THE CORPORATION NOR ITS VOTING AGENT WILL ACCEPT DELIVERY OF ANY SUCH CERTIFICATES TRANSMITTED TOGETHER WITH A MASTER BALLOT. Surrender of securities for exchange pursuant to the Plan may be made only pursuant in a letter transmittal which will be furnished to you by the Company (or its agent) after confirmation of the Prepackaged Plan by the Bankruptcy Court.


4. With respect to any individual ballots returned to you by the beneficial owner, you must either: (a) forward such ballots directly to the Voting Agent indicating the appropriate authority to vote on each such ballot submitted; or (b) complete a Master Ballot summarizing the voting with respect to such individual ballots, return the Master Ballot to the Voting Agent, and retain ALL such individual ballots for inspection by the Bankruptcy Court until December 31, 1997.

5. Multiple Master Ballots may be completed and delivered to the Voting
   Agent. Votes reflected by multiple Master Ballots will be counted except to the extent that they are duplicative of other Master Ballots. If two or more Master Ballots are inconsistent in whole or in part, the latest Master Ballot received prior to the voting Deadline will, to the extent of such inconsistency, supersede and revoke any prior Master Ballot. If more than one Master Ballot is submitted and the later Master Ballot(s) supplement rather than supersede earlier Master Ballot(s), please mark the subsequent Master Ballot(s) with the words "Additional Vote" or such other language as you customarily use to indicate an additional vote that is not meant to revoke an earlier vote.

6. Item 2 of the Master Ballot requests that you provide information in the indicated format for each individual beneficial owner on whose behalf you are executing the Master Ballot. To identify such beneficial owners without disclosing their names, please use the customer account number assigned by you to each such beneficial owner. In the event that a single customer has more than one account with the identical registration, that customer should be listed no more than once in Item 2. In completing Item 2, the total number of shares of all accounts voted with respect to a single customer should be listed in a single line entry, so that each line will represent a different beneficial owner.


7. Each beneficial owner must vote its entire claim or equity interest within a single class under the Prepackaged Plan to either accept or reject the Prepackaged Plan. A beneficial owner may not split its vote within a class and, accordingly, an individual ballot (or multiple individual ballots with respect to multiple claims or equity interests within a single class) received from a beneficial owner that partially rejects and partially accepts the Prepackaged Plan should not be counted. Furthermore, for purposes of computing the vote on a Master Ballot, each voting beneficial owner should be deemed to have voted the full amount of its holdings according to your records as of the close of business on May __, 1997 (the "Voting Record Date").


8. No fees or commissions or other renumeration will be payable to any broker, dealer or other person in connection with the solicitation by the Company pursuant to the Prepackaged Plan. The Corporation will, however, upon written request, reimburse you for customary mailing and handling expenses incurred by you in forwarding individual ballots and accompanying solicitation packages to your clients.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF THE COMPANY OR THE VOTING AGENT, OR AUTHORIZE YOU OR ANY PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PREPACKAGED PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH.

IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT, INDIVIDUAL BALLOTS OR SOLICITATION PACKAGES, INCLUDING THE PREPACKAGED PLAN AND THE PROSPECTUS, PLEASE CALL:

                            THE INFORMATION AGENT
                            GEORGESON & COMPANY
                            TOLL-FREE AT (800) 223-2064